EMPLOYMENT AGREEMENT
                         ARIZONA INSTRUMENT CORPORATION
                                       AND
                                 George G. Hays


         THIS EMPLOYMENT AGREEMENT ("Agreement") effective as of January 1, 1998 is between Arizona Instrument Corporation ("AZI" or the "Company" or "Employer") and George G. Hays ("Employee").

         1. Employment Duties. Employer hereby employs Employee and Employee hereby accepts employment on the terms and conditions set forth herein. Employee shall serve in the position of President and Chief Executive Officer, with responsibility for overseeing the operations of the Company, and will have such other powers and duties consistent with such position as may from time to time be prescribed by the Board of Directors.

         2. Term. Employee's employment shall continue from the effective date of this Agreement through March 31, 2000. This Agreement shall be automatically renewed for a one-year period unless the Company has given Employee written notice of nonrenewal by September 30, 1999.

         3. Full-time Employment. Employee shall devote substantially all his employment energies, interest, abilities and time to the performance of his obligations hereunder.

         4. Compensation. Employer shall pay to Employee the sum of $165,000.00 per year during the term hereof, to be paid in accordance with the Employer's normal payroll practice, but in no event shall such salary be paid less frequently than twice a month. Employee shall participate in an annual incentive bonus plan administered by the Board of Directors equal to at least 30% of annual salary. The Board of Directors will consider merit increases on a periodic basis commensurate with the executive compensation practices of the Company. Employer may deduct from the compensation to Employee social security taxes and all federal, state and municipal taxes and charges as may now be in effect or which may hereafter be enacted or required. Employer shall pay or reimburse Employee for reasonable travel and other expenses incurred by Employee in furtherance of or in connection with the performance of his duties hereunder, consistent with Employer policies regarding such expenses.

         5. Participation in Employee Benefits. Employee shall be entitled to and shall receive all other benefits and conditions of employment available generally to executives of AZI pursuant to Employer plans and programs, including group health insurance benefits, life insurance benefits and the opportunity to participate in any stock option, profit sharing or retirement income plan; provided, however, that Employee may request leave of absence without pay during the term hereof, and Employer agrees to grant such leave if it determines that the leave would not be materially injurious to the operations of Employer; and provided, further, that Employee shall be entitled to a vacation of four weeks in each twelve-month period during the term of this Agreement, during which time his compensation shall be paid in full. The manner of implementation of such benefits with respect to such items as procedures and amounts is discretionary with the Company.

         6. Termination.

                  A) For Cause. The Company may terminate this Agreement for cause upon written notice to the Employee stating the facts constituting such cause, provided that Employee shall have 10 days following such notice to cure any conduct or act, if curable, alleged to provide grounds for termination for cause hereunder. In the event of termination for cause, the Company shall be obligated to pay the Employee only the base salary due him through the date of termination. Cause shall include material neglect of duties, willful failure to abide by ethical and good faith instructions or policies from or set by the Board of Directors, commission of a felony or serious misdemeanor offense or pleading guilty or nolo contendere to same, the commission by Employee of an act of dishonesty or moral turpitude involving the Company, Employee's material breach of this Agreement, the filing of bankruptcy proceedings by or against Employee, or breach by Employee of any other material obligation to the Company.

                  B) Without Cause. The Company may terminate this Agreement at any time immediately, without cause, by giving written notice to Employee. Upon termination under this Section 6(B), the Company shall be obligated to pay Employee the base salary payable hereunder for the balance of the employment term set forth in Section 2. The amount of base salary to be paid to Employee after termination under this Section 6(B) may be reduced by any wages or consulting fees earned by Employee from third parties from the date of termination of this Agreement through the term of this Agreement. At the Company's election, such payment can be made in a lump sum or pursuant to the Company's normal payroll practices over the balance of the term. The Company shall also maintain Employee's participation in the employee benefit programs referred to in Section 5 hereof for the remainder of the employment term set forth in Section 2 and to the extent contemplated in Section 5 hereof, except that the Company shall have no obligation to Employee under any profit sharing or retirement plan other than amounts due through the date of termination of employment. If continued coverage or participation in any such benefit program is prohibited by the terms thereof, the Company will provide a substantially similar benefit during such period. The obligations provided in this Section 6(B) shall be the Company's sole obligations upon termination under this Section 6(B).

                  C) Disability. If during the term of this Agreement, Employee fails to perform his duties hereunder because of illness or other incapacity for a period of two consecutive months, or for 90 days during any 150-day period, the Company shall have the right to terminate this Agreement without further obligation hereunder except for any amounts payable pursuant to disability plans generally applicable to executive employees.

                  D) Death. If Employee dies during the term of this Agreement, this Agreement shall terminate immediately, and Employee's legal representatives shall be entitled to receive the base salary due Employee through the last day of the calendar month in which his death shall have occurred and any other death benefits generally applicable to executive employees.

                  E) Employee Termination. Employee may terminate this Agreement at any time upon written notice to the Company.

         7. Cooperation with Employer After Termination of Employment. Following any termination of employment hereunder, Employee shall fully cooperate with Employer in all matters relating to the winding up of his pending work on behalf of Employer and the orderly transfer of any such pending work to other employees of Employer as may be designated by Employer. Employer shall be entitled to such full time or part time services of Employee as Employer may reasonably require during all or any part of the 30-day period following any termination hereunder, and shall compensate Employee for such services on a basis consistent with Employee's compensation pursuant to Section 4 hereof.

         8. Non-Competition. The parties acknowledge that the Employee will acquire much knowledge and information concerning the business of the Company and its affiliates as the result of his employment. The parties further acknowledge that the scope of business in which the Company is engaged as of the date of execution of this Agreement is world-wide and very competitive and one in which few companies can successfully compete. Competition by Employee in that business after this Agreement is terminated would severely injure the Company. Accordingly, for a period of one year after this Agreement is terminated for any reason (except termination by the Company without cause), Employee agrees not to become an employee, consultant, advisor, principal, partner or substantial shareholder of any firm or business that in any way competes with the Company or its affiliates in any of their presently existing or then existing products and markets.

         9. Specific Performance. The parties agree that the provisions in Sections 3 and 8 are of a special, unique and extraordinary character, which gives them a peculiar value, the loss of which could not be reasonably or adequately compensated in damages in any action at law, and that a breach by Employee will cause Employer great and irreparable injury and damage. Employee hereby expressly agrees that Employer shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach by Employee. This provision shall not, however, be construed as a waiver of any of the rights which Employer may have for damages.

         10. Miscellaneous Provisions.

                  10.1 Decisions by Employer. For all purposes herein, Employee may not make any decisions or take any action with respect to this Agreement as an agent of Employer. Actions of Employer hereunder shall be taken by its Board of Directors.

                  10.2 Governing Law. This Agreement is governed by Arizona law.

                  10.3 Entire Agreement. This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof and this Agreement constitutes the entire agreement between the parties with respect hereto. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise not set forth herein on behalf of any of the parties and this Agreement has not been executed in reliance upon any representation or promise except those contained herein.

                  10.4 Notices. Any notice, request, demand or other communication hereunder shall be in writing and shall be deemed given when personally delivered to AZI or to Employee, as the case may be, or when delivered by certified mail, return receipt requested.

                  To the Company:           4114 East Wood Street
                                            Phoenix, AZ 85040

                  To the Employee:          4114 East Wood Street
                                            Phoenix, AZ 85040

                  10.5 Waiver of Breach. The failure of either party to require the performance of any term or condition of the Agreement, or the waiver by either party of any breach of this Agreement shall not prevent a subsequent enforcement of any such term or any other term nor be deemed to be a waiver of any subsequent breach.

                  10.6 Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provisions shall be reformed so as to give maximum legal effect to the intent of the parties as expressed herein.

         11. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration conducted in Phoenix, Arizona in accordance with the laws of the State of Arizona conducted in accordance with the rules of the American Arbitration Association. Judgement upon the award rendered by the arbitration may be entered in any court having jurisdiction thereof.



/s/ Walfred R. Rausamen   1/14/98             /s/ George G. Hays      1/13/98
---------------------------------             ----------------------------------
Employer                   Date               Employee                   Date